Exhibit 10.4

JOINT MARKETING AGREEMENT
BY AND AMONG
STATE STREET BANK AND TRUST COMPANY,
BOSTON FINANCIAL DATA SERVICES, INC.
AND
DST SYSTEMS, INC.
Dated as of March 27, 2017

JOINT MARKETING AGREEMENT
This Joint Marketing Agreement (this “Agreement”) is entered into on March 27, 2017, by and among State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), DST Systems, Inc., a Delaware corporation (“DST”), and Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS” and, together with DST, the “DST Entities”). Each of State Street, on the one hand, and the DST Entities, on the other hand, are sometimes referred to herein collectively as the “Parties” and separately as a “Party.” This Agreement shall become effective only upon the date (such date, the “Effective Date”) of the closing of the transactions contemplated by the Reorganization Agreement and the Exchange Agreement (each as defined below).
WHEREAS, State Street’s parent company is State Street Corporation, a Massachusetts corporation (“State Street Corporation”);
WHEREAS, DST and State Street Corporation jointly operated BFDS pursuant to that certain Amended and Restated Joint Venture Agreement, by and between DST and State Street Corporation, dated as of October 31, 2006;
WHEREAS, State Street Corporation has entered into that certain BFDS Reorganization Agreement dated as of March 27, 2017 (the “Reorganization Agreement”) by and among DST, State Street Corporation, BFDS and International Financial Data Services Limited Partnership (“IFDS”);
WHEREAS, State Street Corporation has entered into that certain Exchange Agreement, dated as of March 27, 2017 (the “Exchange Agreement”), by and among State Street Corporation, BFDS, and West Side Investment Management, Inc., a Nevada corporation and wholly owned subsidiary of DST (“West Side”), pursuant to which State Street Corporation has agreed to transfer all of State Street Corporation’s ownership interest in BFDS to West Side;
WHEREAS, the Reorganization Agreement provides that the Parties shall execute and deliver this Agreement as of the closing of the transactions contemplated by the Exchange Agreement;
WHEREAS, through their joint ownership of BFDS, the Parties have cooperated closely in the offering of Bundled Services to Mutual Funds, taking advantage of the complementary capabilities of BFDS, State Street and DST to compete effectively for such opportunities;
WHEREAS, with the transfer of ownership of BFDS to DST, the Parties desire to formalize their continued commitment to cooperating in pursuing opportunities to serve Mutual Funds with Bundled Services comprising the offerings of State Street and the DST Entities, including the transfer agency and Mutual Fund shareholder recordkeeping services provided by BFDS; and
WHEREAS, the Parties desire to cooperate on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1	Defined Terms.
“Affiliate” of any particular Person means any other Person that is controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Each Party agrees that it will not acquire control of any Person with a principal purpose of circumventing such Party’s obligations under this Agreement.
“Agreement” is defined in the Preamble.
“ALPS” means ALPS Holdings, Inc. (including any Successor) together with any Subsidiary of ALPS Holdings, Inc., including ALPS Advisors, Inc., ALPS Distributors, Inc., ALPS Portfolio Solutions Distributor, Inc. and ALPS Funds Services, Inc. or their respective Affiliates and Successors.
“ALPS Change of Control” means the occurrence of any transaction or series of related transactions which result in a Change of Control of ALPS.
“BFDS” is defined in the Preamble and shall include any Successor thereto.
“BFDS Change of Control” means the occurrence of any transaction or series of related transactions which result in a Change of Control of BFDS.
“Bundling Arrangement” means an offering that includes the provision in the U.S. of any combination of both CMF Services and TA Services.
“Bundled Services” means any combination of both CMF Services and TA Services provided as part of a Bundling Arrangement.
“Change of Control” is defined in Section 4.2(d).
“Confidential Information” is defined in Section 6.3(a).
“Customer Information” means all the customer identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to the customers or prospective customers or plan administrators of a Disclosing Party’s clients, including without limitation, (i) name, address, Social Security number, driver’s license number, telephone number, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a client’s service, including a client’s web site; or (iii) any data otherwise submitted in the process of registering for a client service.
“CMF Services” means the provision, directly or indirectly, of custody, mutual fund accounting or fund administration services to a Mutual Fund or to any other Person obligated to provide such services to a Mutual Fund. For clarity, CMF Services shall include services provided for the benefit of a Mutual Fund pursuant to any sub-custody, sub-accounting, or sub-administration or similar or comparable arrangement.
“Designated User” means the Person that DST has identified to State Street under separate correspondence, as described on Schedule 1.
“Disclosing Party” is defined in Section 6.3(a).
“DST” is defined in the Preamble.
“DST Entities” is defined in the Preamble.
“Effective Date” is defined in the Preamble.
“Executive Representatives” is defined in Section 6.4(b).
“Exchange Agreement” is defined in the Recitals.
“Initial Term” is defined in Section 4.1.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
“JAMS” is defined in Section 6.4(c).
“Law” means any applicable and binding federal, state, provincial, local or foreign statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation, convention, injunction, ruling, and any other binding requirement or determination adopted, promulgated or applied by any governmental entity that has the force of law.
“Marketing Committee” is defined in Section 3.1.
“Mutual Fund” means any open-end investment company (excluding any exchange-traded fund) that is registered pursuant to the Investment Company Act. For the avoidance of doubt, the definition of Mutual Fund shall not include closed-end funds, hedge funds (or other entities not required to be registered under the Investment Company Act) or exchange-traded funds or products.
“Party” is defined in the Preamble.
“Person” means any individual, partnership, limited liability company, corporation, cooperative, association, joint stock company, trust, joint venture, unincorporated organization, or other business entity, or governmental authority, body or entity or any department, agency or political subdivision thereof.
“Receiving Party” is defined in Section 6.3(a).
“Relationship Manager” is defined in Section 2.5.
“Renewal Term” is defined in Section 4.1.
“Reorganization Agreement” is defined in the Recitals.

“Representatives” is defined in Section 6.3(a).
“Restricted Bundling Arrangement” means any Bundling Arrangement with a Specified Person, in which such Specified Person is providing CMF Services to any Mutual Fund that is not an Affiliate of such Specified Person.
“Specified Person” means each of the Persons identified to State Street under separate cover from the General Counsel of DST to the General Counsel of State Street on the date hereof (with specific reference to this definition).
“State Street” is defined in the Preamble.
“State Street Corporation” is defined in the Recitals.
“Subsidiary” of any specified Person means any other Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such specified Person or one or more of the other Subsidiaries of such specified Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such specified Person or one or more Subsidiaries of such specified Person or a combination thereof. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.
“Successor” means, with respect to any corporation, limited liability company, partnership, association or other business entity, any Person which directly or indirectly acquires, whether by purchase, merger or otherwise, or otherwise succeeds to, substantially all of the assets or business of such corporation, limited liability company, partnership, association or other business entity.
“TA2000 System” means DST’s TA 2000 System™, including any updates and upgrades thereto, or any successor system thereto that is used by Mutual Funds for the performance of substantially similar functions as DST’s TA 2000 System™ and with substantially similar features.
“TA Services” means the provision of transfer agency and/or Mutual Fund shareholder recordkeeping or similar or comparable services to a Mutual Fund or to any other Person obligated to provide such services to a Mutual Fund, on a full-service basis (i.e., the services include both the provision of a transfer agency and/or Mutual Fund shareholder recordkeeping system together with a related call center that handles communications between Mutual Fund shareholders and the applicable Mutual Fund, which might include, by way of example, account inquiries, fund transfers, redemptions, purchases and other transactions). For clarity, (i) TA Services shall include services provided for the benefit of a Mutual Fund, on a full-service basis, pursuant to any sub-transfer agency or sub-recordkeeping or similar or comparable arrangement and (ii) TA Services shall not include the provision of remote or other access to a transfer agency and/or Mutual Fund shareholder recordkeeping system without the provision of related call center services.

“U.S.” means the United States of America and its territories and possessions.
ARTICLE 2
COOPERATION BETWEEN STATE STREET AND THE DST ENTITIES
2.1    Obligations of the Parties. Through the framework of this Agreement, including, without limitation, the Joint Marketing Committee established in Article 3 below, State Street and the DST Entities shall cooperate in their approach to Mutual Funds with Bundling Arrangements. To effectuate that cooperation, State Street shall have the obligations set forth in Section 2.2 below and DST shall have the obligations set forth in Section 2.3 below. Each Party agrees that it shall not, and shall not authorize or allow any of its respective Affiliates to, take any action with a principal purpose of circumventing such Party’s obligations under this Agreement.
2.2    Obligations of State Street. With respect to the provision of Bundled Services to any Mutual Fund, State Street or its Affiliates may, in their discretion, refer to BFDS the opportunity to provide TA Services to any such Mutual Fund as part of a Bundling Arrangement. Any referral to BFDS made pursuant to this Section 2.2 shall be sent in writing by State Street’s Relationship Manager to DST’s Relationship Manager, and, if BFDS elects to accept such referral, the Marketing Committee or the Relationship Managers (or their respective designees) shall coordinate in good faith to finalize the terms of the applicable Bundling Arrangement. Nothing in this Section 2.2 shall limit State Street or its Affiliates from referring a Mutual Fund to a provider of TA Services other than BFDS; provided, however, that State Street and its Affiliates shall not refer any opportunity to another Person at any time that (A) such opportunity has previously been referred to BFDS pursuant to this Section 2.2, (B) BFDS has elected to accept the referral of such opportunity, (C) the Marketing Committee is, or the Relationship Managers (or their respective designees) are, coordinating in good faith to finalize the terms of the applicable Bundling Arrangement, and (D) neither Party has provided written notice to the other Party that it no longer wishes to collaborate on such opportunity.
2.3    Obligations of the DST Entities.
(a)    Referrals. With respect to the provision of Bundled Services to any Mutual Fund, DST or its Affiliates may, in their discretion, refer to State Street or its Affiliates the opportunity to provide CMF Services to any such Mutual Fund as part of a Bundling Arrangement. Any referral to State Street or its Affiliates made pursuant to this Section 2.3(a) shall be sent in writing by DST’s Relationship Manager to State Street’s Relationship Manager, and, if State Street elects to accept such referral, the Marketing Committee or the Relationship Managers (or their respective designees) shall coordinate in good faith to finalize the terms of the applicable Bundling Arrangement. Nothing in this Section 2.3(a) shall limit DST or its Affiliates from referring a Mutual Fund to a provider of CMF Services other than State Street or its Affiliates; provided, however, that DST and its Affiliates shall not refer any opportunity to another Person at any time that (A) such opportunity has previously been referred to State Street or its Affiliates pursuant to this Section 2.3(a), (B) State Street has elected to accept the referral of such opportunity, (C) the Marketing Committee is, or the Relationship Managers (or their respective designees) are, coordinating in good faith to finalize the terms of the applicable Bundling Arrangement, and (D) neither Party has provided written notice to the other Party that it no longer wishes to collaborate on such opportunity.
(b)    Restrictions. Subject to Section 2.3(c), DST shall not, and shall cause each of its Affiliates not to, and shall not authorize (or allow any of its Affiliates to authorize) any Person to, directly or indirectly: (i) provide TA Services as part of any Restricted Bundling Arrangement;

or (ii) permit the TA2000 System to be utilized by any Specified Person, directly or indirectly, by remote service, license or otherwise, to provide TA Services (other than by such Specified Person solely for any Mutual Fund that is an Affiliate of such Specified Person); provided, that, in the event of a Change of Control of DST following the second (2nd) anniversary of the Effective Date, which Change of Control results in the direct or indirect ownership of DST by any Specified Person, the restriction set forth in the preceding clause (ii) of this Section 2.3(b) shall have no further force or effect as to such Specified Person. For the avoidance of doubt, the restriction set forth in clause (i) of this Section 2.3(b) shall continue to apply in the event of any such Change of Control of DST following the second (2nd) anniversary of the Effective Date.
(c)    Exceptions. Section 2.3(b) shall not restrict: (i) ALPS from providing TA Services as part of any Restricted Bundling Arrangement, if the CMF Services provided by the Specified Party as part of such Restricted Bundling Arrangement include solely custody (which may include, for clarity, sub-custody) services, and ALPS provides any mutual fund accounting or fund administration services that may form part of such Restricted Bundling Arrangement; or (ii) DST or its Affiliates from permitting the TA2000 System to be utilized by the Designated User consistent with the corresponding usage description set forth on Schedule 1; provided, that any Specified Person acting as a Distributor (as defined on Schedule 1) shall not be permitted to use the TA2000 System in contravention of Section 2.3(b)(ii). DST shall not provide a Designated User Expanded Use Consent (as defined on Schedule 1) without the prior written consent of State Street.
(d)    Change of Control of ALPS or BFDS. In connection with any ALPS Change of Control or BFDS Change of Control, DST shall impose restrictions (i) with respect to ALPS or BFDS, as applicable, to subject such Person to the restrictions and exceptions set forth in Sections 2.3(b) and 2.3(c) above during the term of this Agreement; and (ii) with respect to the Affiliates of such Person, to subject such Affiliates to the restrictions and exceptions set forth in Sections 2.3(b)(ii) and 2.3(c) above during the term of this Agreement.
(e)    Change of Control of DST. For the avoidance of doubt, in connection with any Change of Control of DST, DST’s Successors shall continue to be bound by the terms of this Agreement, including this Section 2.3, during the term hereof.
2.4    Relationship Manager. Each Party shall appoint two (2) individuals (i.e., four (4) individuals total) (each, a “Relationship Manager”) to be the principal points of contact with respect to the Party’s respective day-to-day activities under this Agreement. All communications regarding activities conducted pursuant to this Agreement shall, in the first instance, be directed to such individuals.
ARTICLE 3
MARKETING COMMITTEE
3.1    Marketing Committee. The Parties shall establish a marketing committee for purposes of managing the ongoing business relationship between the DST Entities and State Street as set forth in this Agreement (the “Marketing Committee”). The Marketing Committee shall be composed of an equal number of members designated by State Street, on the one hand, and the DST Entities, on the other hand, in each case having sufficient seniority within the applicable Party to make decisions arising within the scope of the Marketing Committee’s responsibilities. The Marketing Committee shall initially have two (2) designees from each of State Street and the DST Entities (i.e., four (4) total designees). The Marketing Committee may change its size from time to time by unanimous consent of its members, provided that the Marketing Committee shall consist at all times of an equal number of designees from the DST Entities, on the one hand, and State Street, on the other hand. Each Party may remove and replace any of its designees to the Marketing Committee at any time upon prior written notice to the other Party. The members of the Marketing Committee shall designate rules to govern itself (including as to delegates) and amend those rules. The Marketing Committee shall meet at least once in each quarter of the calendar year and shall hold additional meetings at the reasonable request of either Party, as issues arise that may require guidance from or resolution by the Marketing Committee.
3.2    Duties of the Committee. The Marketing Committee shall (i) facilitate the coordination of the Parties’ obligations pursuant to this Agreement; (ii) discuss pricing strategy and parameters, including with respect to the pricing of the Bundled Services provided pursuant to this Agreement; and (iii) discuss any claim or controversy submitted to it by a Party pursuant to Section 6.4.
3.3    Decision-Making. Each member of the Marketing Committee shall have one vote. The Marketing Committee shall operate by consensus of a majority of the members of the Marketing Committee then present at a meeting of the Marketing Committee at which at least one (1) member of the Marketing Committee appointed by each of the Parties is present; provided, however, that any action, decision or vote required or permitted to be taken at any meeting (i) must have the affirmative vote of a member from each Party and (ii) may be taken without a meeting if all members of the Marketing Committee unanimously consent to the action, decision or vote in writing. Any matter on which the Marketing Committee fails to satisfy such requirements may be referred to the Executive Representatives by either Party in accordance with Section 6.4. Actions of the Marketing Committee may not amend or supersede the provisions of this Agreement.
ARTICLE 4
TERM AND TERMINATION

4.1    Term. Unless earlier terminated by either Party or both Parties in accordance with Section 4.2, the initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and expire on the fifth (5th) anniversary of the Effective Date. Thereafter, this Agreement shall automatically renew for successive one-year terms (each a “Renewal Term”) unless either of BFDS or State Street provides to the other written notice, at least 180 days prior to the final day of the Initial Term or the then-current Renewal Term, of such Party’s election not to renew this Agreement.
4.2    Termination.
(a)    Mutual Agreement. This Agreement may be terminated at any time upon mutual written agreement of the Parties.
(b)    Upon Material Breach. Either of the DST Entities or State Street may terminate this Agreement immediately upon written notice to the other Party if the other Party (or, in the case of termination by State Street, either DST or BFDS) materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after the non-breaching Party gives written notice thereof to the breaching Party; provided, however, that if the breaching Party has used commercially reasonable efforts to cure such breach during such 30-day period and such breach may not reasonably be cured within such 30-day period, then the breaching Party shall have one (1) additional 30-day period in which to cure such breach, provided that the breaching Party continues to use commercially reasonable efforts during such period of time to cure such breach.

(c)    Upon Certain Insolvency Events. Either of the DST Entities or State Street may immediately terminate this Agreement by written notice to the other Party without any prior notice if (i) the other Party (in the case of the DST Entities, either DST or BFDS) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due or is adjudicated bankrupt, (ii) a trustee or receiver or liquidator of such Party (in the case of the DST Entities, either DST or BFDS) or of any substantial part of its assets is appointed by order of a court of competent jurisdiction, and if appointed in a proceeding brought against such Party, such Party by any action indicates its approval of, consent to or acquiescence in such appointment, or any such trustee or receiver or liquidator is not discharged within 60 days or (iii) any proceedings are commenced by or against such Party (in the case of the DST Entities, either DST or BFDS) under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation Law or statute of the Federal government or any state government, and, if such proceedings are instituted against such Party, such Party by any action indicates its approval of, consent to or acquiescence therein, or the same shall remain undismissed for 60 days.
(d)    Upon Change of Control. In the event that a Party (in the case of the DST Entities, either DST or BFDS) undergoes a Change of Control or if there has been a public announcement of a pending Change of Control with respect to a Party (in the case of the DST Entities, either DST or BFDS), the other Party (in the case of a Change of Control of a DST Entity, the “other Party” shall be State Street) may terminate this Agreement upon thirty (30) days’ written notice to the Party that experienced the Change of Control or as to which there has been a public announcement of such pending Change of Control. A “Change of Control” means, with respect to any Person, the occurrence of any transaction or series of related transactions as a result of which (i) more than twenty-five percent (25%) of the total voting power or economic interest in such Person or the power (whether by ownership of voting securities, contractual right or otherwise) collectively to elect a majority of the board of directors of such Person is disposed of or transferred (whether by merger, sale of securities, recapitalization or reorganization) to one or more independent third parties; or (ii) such Person directly or indirectly sells, conveys or otherwise disposes of all or substantially all of its assets or business (including, in the case of DST, BFDS or ALPS, any of such Person’s rights or interest in the TA2000 System) to an independent third party.
(e)    Termination for Convenience. State Street may terminate this Agreement for convenience effective immediately upon written notice to DST and BFDS.
4.3    Survival of Terms. The terms and provisions contained in this Agreement that by their terms are intended to survive the performance thereof by any or all Parties shall so survive the termination of this Agreement. Notwithstanding any provision of this Agreement to the contrary, ARTICLE 5 and ARTICLE 6 shall survive any expiration or termination of this Agreement.
ARTICLE 5
NO WARRANTIES; LIMITATION OF LIABILITY
5.1    No Warranties. NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER ORAL OR WRITTEN, WHETHER EXPRESS, IMPLIED, OR ARISING BY STATUTE, CUSTOM, COURSE OF DEALING OR TRADE USAGE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

5.2    Limitation of Liability. UNDER NO CIRCUMSTANCES WILL ANY PARTY OR ITS AFFILIATES BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR IF SUCH PARTY OR AFFILIATE HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), OR FOR ANY LOSS OF REVENUE OR ANTICIPATED PROFITS, LOST BUSINESS, OPPORTUNITY OR SAVINGS, OR LOST, DAMAGED OR DESTROYED DATA, ARISING FROM THIS AGREEMENT (INCLUDING ANY ACTUAL, THREATENED OR ANTICIPATED BREACH OF THIS AGREEMENT, ANY TERMINATION OF THIS AGREEMENT, OR ANY PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT) OR THE OPERATION OF SUCH PARTY’S OR AFFILIATE’S BUSINESS.
ARTICLE 6
MISCELLANEOUS

6.1    Incidental Expenses. Unless otherwise agreed in writing by the Parties, each of the Parties shall bear its own fees, costs and expenses (including legal, accounting, consulting and investment advisory fees and expenses) in connection with this Agreement and the activities contemplated hereby.
6.2    Representations, Warranties, and Covenants. Each of the DST Entities and State Street hereby represents, warrants, and covenants to the other that:
(a)    it has full corporate or limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder, and that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on its part;
(b)    this Agreement has been duly executed and delivered by such Party, and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of such Party enforceable against such Party in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending (regardless of whether enforcement is sought in a proceeding at law or in equity); and
(c)    such Party’s execution and delivery of this Agreement and performance or compliance with the terms of this Agreement shall not conflict with, result in a breach of, constitute a default under, or require the consent of any third-party under any Law or any judgment, order, or decree to which it is subject.
6.3    Confidentiality.
(a)    Confidential Information. Each Party (the “Receiving Party”) shall regard as confidential and proprietary all of (i) any information of the other Party (the “Disclosing Party”), (ii) the status of the Disclosing Party’s clients as being clients of the Disclosing Party, and (iii) the Disclosing Party’s Customer Information, in each case to the extent that the foregoing is in the Receiving Party’s custody, possession or control as a result of this Agreement (collectively, the “Confidential Information”). As between the Parties, Confidential Information shall at all times be the property of the Disclosing Party, and the disclosure of Confidential Information to the Receiving Party does not convey any right, title or license in the Confidential Information to the Receiving Party. The Receiving Party shall not use any Confidential Information of the Disclosing Party for any purpose other than in connection with the performance of its obligations, the exercise of its rights under this Agreement, or (i) in the case of the DST Entities, to the extent necessary for the provision of TA Services to any applicable Mutual Fund or other customer referred by State Street or its Affiliates, or (ii) in the case of State Street, to the extent necessary for the provision of CMF Services to any applicable Mutual Fund or other customer referred by DST or its Affiliates. The Receiving Party may only disclose portions of the Disclosing Party’s Confidential Information to its directors, officers, managers, members, employees, independent contractors, subcontractors, agents and advisors (collectively, “Representatives”) (A) who need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or exercise of its rights under this Agreement, and (B) who are bound by obligations of confidentiality and non-use at least as restrictive as those contained in this Section 6.3(a); provided, however, that the Receiving Party shall remain responsible for the actions and disclosures of any such Representatives. Notwithstanding the foregoing, in no event shall the DST Entities (1) disclose directly or indirectly any Confidential Information of State Street or its Affiliates (including, but not limited to, pricing or marketing strategies) to (x) ALPS or any Representative of ALPS, (y) any Representative of DST or its Affiliates whose primary work responsibility is supporting ALPS, or (z) any Affiliate of DST other than BFDS that provides Mutual Fund transfer agency, accounting or fund administration services or any similar or related services, or (2) be required to disclose directly or indirectly any Confidential Information of ALPS to State Street or its Affiliates (including, but not limited to, pricing or marketing strategies).
(b)    Exceptions. Notwithstanding the provisions of Section 6.3(a), the Receiving Party’s confidentiality obligations shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes, part of the public domain other than as a consequence of its disclosure directly or indirectly by the Receiving Party or any of its Representatives; (ii) information disclosed to the Receiving Party or any of its Representatives on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not and was not bound by a legal duty of confidentiality regarding the Disclosing Party or the information; or (iii) information developed independently by the Receiving Party without reference to any Confidential Information of the Disclosing Party.
(c)    Legally Required Disclosure. Notwithstanding the provisions of Section 6.3(a), the Receiving Party may disclose Confidential Information of the Disclosing Party (i) to any governmental authority or any self-regulatory organization that the Receiving Party believes in good faith is necessary to be disclosed to such governmental authority or such self-regulatory organization, as reasonably determined by the Receiving Party’s legal counsel, or (ii) to any other party to the extent that such disclosure is legally required in connection with any judicial or administrative proceeding (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); provided, however, that in the event of any disclosure pursuant to this Section 6.3(c), the Receiving Party shall (1) only disclose such information if it shall first have, if permitted under applicable Law, afforded the other Party and its Affiliates the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information to be disclosed; and (2) only disclose that portion of such information that the Receiving Party believes is necessary to disclose, as reasonably determined by the Receiving Party’s legal counsel.

(d)    Return or Destruction of the Confidential Information. At any time upon written request by the Disclosing Party, the Receiving Party shall return to the Disclosing Party or, at the Receiving Party’s option, destroy the Confidential Information (other than any such Customer Information required by the Receiving Party to perform its obligations or exercise its rights under this Agreement, or (i) in the case of the DST Entities, to the extent necessary to provide TA Services to any applicable Mutual Fund or other customer referred by State Street or its Affiliates, or (ii) in the case of State Street, to the extent necessary to provide CMF Services to any applicable Mutual Fund or other customer referred by DST or its Affiliates, in each case in the form and manner reasonably requested by the Disclosing Party, including all copies of documents, papers or other material that may contain or be derived from the Confidential Information, and delete any electronic copies of all such information that are in the Receiving Party’s possession or control, together, if requested by the Disclosing Party, with a certificate signed by the Receiving Party in form and substance reasonably satisfactory to the Disclosing Party, stating that all Confidential Information has been returned or, at the Receiving Party’s option, destroyed; provided, however, that the Receiving Party shall be permitted to retain the Confidential Information on its back-up systems, pursuant to applicable Law or the bona fide internal document retention policies of the Receiving Party or its Affiliates that have been implemented in order to comply with applicable Law, regulation, professional standards or reasonable existing business practice, in which case (and in the case of clauses (d)(i) and (d)(ii) above) the Receiving Party shall keep the Confidential Information secure and confidential consistent with the terms of this Section 6.3 for as long as the Receiving Party or its Affiliates retain such Confidential Information.
6.4    Dispute Resolution
(a)    Negotiation. The Parties shall attempt to settle any claim or controversy arising out of or relating to this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.
(b)    Escalation. In the event that the Parties are unable to resolve any dispute then, upon the election of either Party, representatives of each Party having the title of Executive Vice President (or equivalent) or above (collectively, the “Executive Representatives”) shall meet for the purpose of resolving such dispute. The Executive Representatives shall work together in good faith over the two weeks following such escalation to resolve such dispute.
(c)    Binding Arbitration. If the Executive Representatives are unable to resolve any dispute or disagreement during the two-week period described in Section 6.4(b), such dispute or disagreement shall be determined by final and binding arbitration administered by JAMS (“JAMS”) under its Commercial Comprehensive Arbitration Rules and Procedures. Such arbitration shall take place in the Borough of Manhattan, New York City, New York State. The Parties shall cooperate in selecting a neutral arbitrator and in scheduling the date and time of the arbitration; provided, however, that if the Parties cannot agree upon a neutral arbitrator, the arbitration shall be conducted by a panel of three (3) persons selected as follows: each Party shall select one arbitrator, and the two (2) Party-selected arbitrators shall select a third, presiding, arbitrator within thirty (30) days of their appointment. If the two (2) Party-selected arbitrators are unable to agree on the third arbitrator, then the third arbitrator will be selected by JAMS in accordance with its rules. As provided by Section 6.14, the arbitrator or arbitrators will apply the laws of the State of New York, as to both substantive and procedural questions. Each Party shall be responsible for its own costs and expenses except that the reasonable cost of the arbitrator or arbitrators shall be shared equally (provided the fees of each arbitrator are the same). Each Party shall strictly maintain the confidential nature of the arbitration proceeding, including the arbitration hearing, and any arbitration award, in accordance with Section 6.3 except as may be necessary to prepare for or conduct the arbitration hearing on the merits, unless otherwise required by law or judicial decision. The award rendered by the arbitrator or arbitrators shall be final and binding on the parties and may be enforced in any court having jurisdiction pursuant to Section 6.14.
(d)    Continued Performance. Each Party shall continue to perform its obligations under this Agreement during any dispute resolution unless continued performance would be impossible or impracticable under the circumstances or such obligations are terminated by the termination or expiration of this Agreement.
(e)    Equitable Relief. Notwithstanding anything to the contrary in this Section 6.4, each Party retains the right to equitable relief from a court of competent jurisdiction. It is recognized by the Parties that the benefits and other rights granted hereunder are unique and loss thereof may not be fully compensated by money damages. Therefore, either Party shall have the right, in addition to all other rights and remedies available to it, to a decree for specific performance to secure compliance with the provisions of this Agreement.
6.5    Relationship of Parties. Nothing herein shall create, be deemed to create or be construed as creating any partnership, employer-employee, joint venture, joint employer, franchise or agency relationship between the Parties, their Subsidiaries, or their Affiliates or shall be deemed to render either Party, its Subsidiaries, or its Affiliates liable for any of the debts or obligations of the other. No Party, its Subsidiaries, or its Affiliates shall in any way be considered an agent or representative of the other Party or its Subsidiaries or Affiliates in any dealings with any third-party as a result of the matters contained herein. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of or as expressly authorized in writing by the other Party).
6.6    Entire Agreement; Amendment. This Agreement, the Exchange Agreement, Reorganization Agreement, the other agreements entered into by the Parties on or as of the Effective Date, and the Schedules attached hereto and thereto, constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.
6.7    Reservation of Rights. Either Party’s waiver of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party’s rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a Party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that Party may exercise that right at any time. Any single or partial exercise of any particular right by a Party shall not exhaust the same or constitute a waiver of any other right.
6.8    Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective Successors and permitted assigns of the Parties. No Party may assign this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided, however, that either State Street, BFDS or DST may, after the Effective Date, assign this Agreement, together with all rights, interests and obligations under this Agreement, to any Successor of such Person (provided further that, for the avoidance of doubt, in the case of DST or BFDS, (a) such Successor acquires such Person’s rights to the TA2000 System, and (b) such Person shall assign this Agreement, together with all rights, interests and obligations hereunder, to, and require the assumption thereof by, such Successor, including in connection with any Change of Control of such Person). Any attempted assignment in violation this Section 6.8 shall be void ab initio.
6.9    No Third-Party Beneficiaries. No provision in this Agreement shall confer upon any Person, other than the Parties hereto, any rights or remedies.
6.10    Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
6.11    Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute the whole Agreement. Executed signatures to this Agreement may be delivered by any standard electronic means (including by facsimile) and any such electronically delivered signatures shall be construed as manually executed signatures.
6.12    Construction. This Agreement has been negotiated “at arm’s length” by the Parties hereto, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Except where the context expressly requires otherwise, (a) the words “include,” “includes,” and “including” shall mean “including without limitation” and (b) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”.
6.13    Severability. In the event that any provision or requirement of this Agreement is in violation of any Law or otherwise found to be invalid or unenforceable in any jurisdiction: (i) such provision or requirement shall not be enforced except to the extent it is not in violation of such Law or otherwise invalid or unenforceable; (ii) the Parties shall promptly renegotiate to restore such provision or requirement of this Agreement as near as possible to its original interest and effect; and (iii) all other provisions and requirements of this Agreement shall remain in full force and effect.
6.14    Governing Law; Venue; Jury Trial Waiver. This Agreement shall be governed by and construed pursuant to the substantive laws, but not the principles of conflicts of laws, of the State of New York as if this Agreement were negotiated, executed and to be fully performed in the State of New York. Subject at all times to the provisions of Section 6.4, any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby may be brought in the federal courts located in the Borough of Manhattan, New York City, New York State (or the state courts located therein, if such federal courts do not have jurisdiction over such action or proceeding), and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. EACH

PARTY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.
6.15    Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed, addressed, emailed or faxed:

If to DST:
DST Systems Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
Attn: Randall D. Young, Senior Vice President, General Counsel and Secretary
Email: RDYoung@dstsystems.com
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
Attention: Spencer D. Klein, Esq.
Email: SpencerKlein@MoFo.com
If to BFDS:
Boston Financial Data Services, Inc.
2000 Crown Colony Drive – 4th Floor
Quincy, MA 02169
Email: Legal@BostonFinancial.com
Attention: Legal Department
with copies (which shall not constitute notice) to:
DST Systems Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
Attn: Randall D. Young, Senior Vice President, General Counsel and Secretary
Email: RDYoung@dstsystems.com
and to:
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
Attention: Spencer D. Klein, Esq.
Email: SpencerKlein@MoFo.com
If to State Street:
State Street Bank and Trust Company
One Lincoln Street – 21st Floor
Boston, MA 02111
Attn: General Counsel
Email: DCPhelan@statestreet.com
Fax No.: (617) 664-4310
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP

800 Boylston Street
Boston, MA 02199
Attn: Timothy W. Diggins
Amanda McGrady Morrison
Email: timothy.diggins@ropesgray.com
amanda.morrison@ropesgray.com
Fax No.: (617) 235-0020
(617) 235-0620

Each such notice, request or other communication shall be deemed to have been given when delivered (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by email or facsimile, receipt confirmed.
6.16    Use of Marks. Neither Party shall use the trademarks or other intellectual property of the other Party, including on press releases or marketing materials, without the prior express written permission of the other Party.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties hereto have duly executed this Joint Marketing Agreement as of the date first above written.

STATE STREET BANK AND TRUST COMPANY
By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

BOSTON FINANCIAL DATA SERVICES, INC.
By: /s/ Jay Shuman
Name: Jay Shuman
Title: CFO

DST SYSTEMS, INC.
By: Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: Sr. VP, CFO, & Treasurer